Amendment agreement

Dated October 1, 2024
for CENTURY ALUMINUM VLISSINGEN B.V. as Company with GLENCORE INTERNATIONAL AG acting as Lender RELATING TO A FACILITY AGREEMENT DATED 9 December 2022
Ref: L-330238

CONTENTS
CLAUSE PAGE
1. Definitions and interpretation
2. Conditions precedent
3. Representations
4. Amendment
5. Transaction expenses
6. Miscellaneous
7. Governing law
THE SCHEDULES
SCHEDULE PAGE
Schedule 1 Conditions precedent

THIS AGREEMENT is dated October 1, 2024, and made between:
(1)Century Aluminum Vlissingen B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), incorporated and existing under Dutch law, with its corporate seat in Amsterdam, having its registered address at Frankrijkweg 2 a, Harbor 5977, 4389PB Ritthem, registered with the commercial register under number 55195229 (the "Company");
(2)Norðurál Grundartangi ehf., a private limited liability company (einkahlutafélag) incorporated and existing under the laws of Iceland, having its registered address at Grundartangi 301, Akranes in the municipality of Hvalfjarðasveit, Iceland, registered with the Register of Enterprises (Fyrirtækjaskrá) under number 570297-2609 (the "Parent"); and
(3)Glencore International AG as lender (the "Lender").
IT IS AGREED as follows:
1.Definitions and interpretation
1.1Definitions
In this Agreement:
"Amended Agreement" means the Original Facility Agreement, as amended by this Agreement.
"Effective Date" means the date of the notification by the Lender under Clause 2 (Conditions precedent).
"Original Facility Agreement" means the $90,000,000 facility agreement dated 9 December 2022 between the Company as borrower and the Lender as lender.
1.Incorporation of defined terms
1.)1)Unless a contrary indication appears, terms defined in the Original Facility Agreement have the same meaning in this Agreement.

1.)2)The principles of construction set out in the Original Facility Agreement shall have effect as if set out in this Agreement.
2.Designation
In accordance with the Original Facility Agreement, each of the Company and the Lender designate this Agreement as a Finance Document.
1.Conditions precedent
The provisions of Clause 4 (Amendment) shall be effective only if the Lender has received all the documents and other evidence listed in Schedule 1 (Conditions precedent) in form and substance satisfactory to the Lender. The Lender shall notify the Company promptly upon being so satisfied.
1.Representations
The Company makes the Repeating Representations by reference to the facts and circumstances then existing:
(a)on the date of this Agreement; and
(a)on the Effective Date,
as if references in clause 16 (Representations) of the Original Facility Agreement to "the Finance Documents" include this Agreement and, on the Effective Date, the Amended Agreement.
1.Amendment
1.1Amendment of Existing Defined Terms
With effect from the Effective Date, the definitions of “Fixed Rate” and “Termination Date” in clause 1.1 (Definitions) of the Original Facility Agreement shall be amended to read as follows:
(a)“Fixed Rate” means 8.75 per cent. per annum for the period up to and including 1 December 2024
(b)“Termination Date” means 2 December 2026.
1.Addition of New Defined Terms
With effect from the Effective Date, the following defined term shall be added to clause 1.1 (Definitions) of the Original Facility Agreement as follows:
(a)“Variable Rate” means, for the period beginning 2 December 2024 up to the Termination Date, a variable rate of interest to be calculated as follows: for any Interest Period, the 1 month SOFR rate published as of the Business Day immediately prior to the first Business Day of the relevant Interest Period plus 3.687 percentage points, subject to an absolute maximum level of 9.00% and an absolute minimum level of 7.00.
1.Other Amendments
With effect from the Effective Date, Section 8.1 (Calculation of Interest) of the Original Facility Agreement shall be amended in its entirety to read as follows:
The rate of Interest which shall accrue on each Loan shall be either (i) the Fixed Rate, which shall be applicable to the principal amount of any Loan outstanding up to and including 1 December 2024, and (ii) the Variable Rate which shall be applicable to the principal amount of any Loan outstanding on or after 2 December 2024.
1.Continuing obligations and guarantee and security confirmation

1.1.The provisions of the Original Facility Agreement and the other Finance Documents (including the guarantee and indemnity of the Company and the Parent) shall, save as amended by this Agreement, continue in full force and effect.
1.2.The Company and the Parent confirm for the benefit of the Lender that all guarantee and indemnity obligations owed by them under the Finance Documents shall:
1.2.1.remain in full force and effect notwithstanding the amendments to the Original Facility Agreement effected by this Agreement; and
1.2.2.extend to any new obligations assumed by any of them under the Finance Documents as a result of this Agreement.
1.3.The Company and the Parent confirm for the benefit of the Lender that the Security created pursuant to each Security Document to which they are a party shall:
1.3.1.remain in full force and effect notwithstanding the amendments to the Original Facility Agreement effected by this Agreement; and
1.3.2.continue to secure the Secured Liabilities (or, in case of the Dutch Mortgage Agreement, the Verzekerde Verbintenissen) under and as defined in the Finance Documents as amended.
1.4.The Company and the Parent, shall, at the request of the Lender and at their own expense, do all such acts and things necessary or desirable to give full effect to this Agreement.
1.Transaction expenses
The Company shall within three Business Days of demand reimburse the Lender for the amount of all costs and expenses (including legal fees) reasonably incurred by the Lender (and any Delegate) in connection with the negotiation, preparation, printing and execution of this Agreement and any other documents referred to in this Agreement.
1.Miscellaneous
1.1Incorporation of terms
The provisions of clause 27 (Notices) and clause 36 (Enforcement) of the Original Facility Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to "this Agreement" are references to this Agreement.
1.Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
1.Governing law
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1 Conditions precedent

1.The Company and the Parent

(a)A copy of the constitutional documents of the Company and the Parent, and in respect of the Parent a certification of registration from the Icelandic Register of Enterprises (vottorð (útskrift) úr hlutafélagaskrá).
(b)A copy of a resolution of the board of directors of each of the Company and the Parent:
(i)approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute this Agreement; and
(ii)authorising a specified person or persons to execute this Agreement on its behalf.
(c)A copy of a resolution signed by all the holders of the issued shares in the Company:
(i)approving the execution of, and the terms of, and the transactions contemplated by, this Agreement; and
(ii)if applicable, appointing one or more authorised persons to represent the Company in the event of a conflict of interest or confirming that no such person has been appointed.
(d)A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.
(e)A certificate of an authorised signatory of the Company and the Parent certifying that each copy document relating to it specified in this Schedule 1. is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
2.Other documents and evidence
(a)A copy of any other Authorisation or other document, opinion or assurance which the Lender considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transaction contemplated by this Agreement or for the validity and enforceability of this Agreement.
(b)Evidence that the costs and expenses then due from the Company pursuant to Clause 5 (Transaction expenses) have been paid or will be paid by the Effective Date.

SIGNATURES

The Company
Century Aluminum Vlissingen B.V.

By:

/s/ John DeZee
Name: John DeZee
Title: Authorised attorney-in-fact

The Parent
Norðurál Grundartangi ehf.

By:

/s/ Kristinn Bjarnason
Name: Kristinn Bjarnason
Title: Authorised attorney-in-fact

The Lender
Glencore International AG

By:

/s/ Martin Hearing /s/ Markus Walt
Name: Martin Hearing Name: Markus Walt
Title: Officer Title: Officer